Exhibit 32

CERTIFICATION OF THE CHIEF EXECUTIVE AND FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of iMedia Brands, Inc., a Minnesota corporation (the "Company"), for the quarter ended October 30, 2021, as filed with the Securities and Exchange Commission on or about the date hereof (the "Report"), the undersigned officers of the Company certify pursuant to 18 U.S.C. Section 1350, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to their knowledge:

●      the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

●      the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Date:	December 7, 2021	/s/ TIMOTHY A. PETERMAN
Timothy A. Peterman
Chief Executive Officer
(Principal Executive Officer)
Date:	December 7, 2021	/s/ MONTGOMERY R. WAGEMAN
Montgomery R. Wageman
Chief Financial Officer (Principal Financial and Accounting Officer)